Exhibit 99.1

Sigma Labs Announces First Quarter Financial Results

SANTA FE, N.M. – May 14, 2015 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced financial results for the three months ended March 31, 2015.

Recent Highlights

•	Booked revenue of approximately $0.2 million for the quarter, versus approximately $0.1 million in the first quarter of 2014

•	Announced that Honeywell placed a commercial order for Sigma Labs’ PrintRite3D® system. The Company will deliver and install its PrintRite3D® SENSORPAK™ hardware and INSPECT™ software at Honeywell’s development facility in Phoenix; in addition, the purchase contract includes Sigma Labs' groundbreaking DEFORM™ software, which will be provided when ready for release in the near future

•	The Company hosted an open house event on April 14, 2015 for its EOS M290 additive manufacturing metal printer enhanced with Sigma Labs’ PrintRite3D® software. Approximately 60 individuals attended the event, which included a live demonstration of 3D printing. Sigma Labs is in discussions with potential clients from North America and Europe, as well as China

•	Sigma Labs also announced that it has become a Silver member of America Makes, the National Additive Manufacturing Innovation Institute

•	The Company remains on track for significant growth in 2015

“Sigma Labs made further progress this quarter introducing its products and services to potential customers, showcasing its technology, and positioning the Company for future success,” said Mark Cola, President and CEO of Sigma Labs. “We continued to actively demonstrate our proprietary PrintRite3D® software to numerous organizations and have a large pipeline of opportunities which should lead to additional awards in the weeks and months to come. It is a very busy time for the Company, and we are focused on top line growth and to solidify our unique position in the industry as it rapidly evolves. At the same time, we are very encouraged by initial interest in our contract manufacturing business, which has already received some small awards and generated inquiries both here and abroad. Overall, we remain committed to expanding the Company’s base of business and improving bottom line results, and we are optimistic that Sigma Labs will benefit from accelerating demand in the quarters to come.”

2015 First Quarter Financial Results

Service revenue for the three months ended March 31, 2015 was approximately $0.2 million, versus approximately $0.1 million for the same period in 2014. The Company reported a net loss for the three months ended March 31, 2015 of approximately $0.4 million, or $(0.00) per diluted share, versus a loss of approximately $0.5 million, or $(0.00) per diluted share, for the first quarter of 2014.

Investor Conference Call

The Company will host a conference call to discuss its 2015 first quarter financial results today, May 14, 2015, at 11:00 a.m. Eastern Time. To participate in the call, please dial toll free 1-888-243-4451, or 1-412-542-4135, approximately five minutes before the conference call time stated. A live webcast of the call can also be accessed on the Sigma Labs website at www.sigmalabsinc.com. A recording will be available on the Company's website upon completion of the call.

About Sigma Labs, Inc.

Sigma Labs, Inc., through its wholly-owned subsidiary B6 Sigma, Inc., develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our most recent annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com

646-438-9385

Tables to Follow

Sigma Labs, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2015 and 2014

	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2014

INCOME
Services	$185,686	$114,829
Total Revenue	185,686	114,829

COST OF SERVICE REVENUE	24,867	55,889

GROSS PROFIT	160,819	58,940

EXPENSES
Other General and Administration	267,703	249,543
Payroll Expense	72,660	251,945
Non-cash Stock Compensation	122,750	25,200
Research and Development	70,147	-
Total Expenses	533,260	526,688

OTHER INCOME (EXPENSE)
Interest Income	560	842
Interest Expense	-	-
Total Other Income (Expense)	560	842

INCOME (LOSS) BEFORE INCOME TAXES	(371,881)	(466,906)

Current Income Tax Expense	-	-

Deferred Income Tax Expense	-	-

Net Income (Loss)	$(371,881)	$(466,906)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	620,621,984	598,842,450

Sigma Labs, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
March 31, 2015 and December 31, 2014

	March 31, 2015	December 31, 2014
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$2,489,660	$2,962,069
Accounts Receivable, net	164,571	117,726
Inventory	62,444	56,175
Prepaid Assets	21,529	29,986
Total Current Assets	2,738,204	3,165,956

Other Assets
Property and Equipment, net	769,979	803,027
Deferred Stock Offering Costs	95,511	95,511
Intangible Assets, net	96,617	95,847
Total Other Assets	962,107	994,385

TOTAL ASSETS	$3,700,311	$4,160,341

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$97,289	$309,698
Accrued Expenses	46,162	44,652
Total Current Liabilities	143,451	354,350

TOTAL LIABILITIES	143,451	354,350

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 750,000,000 shares authorized;
623,344,835 issued and 614,767,005
outstanding at March 31, 2015 and
619,741,061 issued and 612,741,061
outstanding at December 31, 2014 and	623,345	619,741
Additional Paid-In Capital	9,985,684	9,798,288
Less Deferred Compensation
8,577,830 and 7,000,000 common shares, respectively	(812,450)	(744,200)
Retained Earnings (Deficit)	(6,239,719)	(5,867,838)
Total Stockholders' Equity	3,556,860	3,805,991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,700,311	$4,160,341